Exhibit 99.1

WABCO Reports Q3 2017 Results; Continues to Strongly Outperform Global

Commercial Vehicle Market; Raises Guidance for 2017

•	Q3 2017 sales of $827.8 million, up 22.6 percent from a year ago and up 18.6 percent in local currencies

•	Q3 2017 reported operating margin of 11.3 percent versus 13.0 percent a year ago; performance Q3 2017 operating margin of 14.5 percent, up from 14.1 percent a year ago

•	In Q3 2017, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $84.1 million

•	Q3 2017 reported diluted EPS of $1.30 versus $1.76 a year ago, primarily impacted by an indemnification liability associated with a pre-spin-off non-WABCO related matter and by a Q3 2016 exceptional tax benefit; performance Q3 2017 diluted EPS of $1.71, up from $1.54 a year ago

•	Continued to expand WABCO’s platform for growth by completing the acquisition of R.H. Sheppard as a key step toward providing active steering capabilities and at the same time by acquiring full ownership of the Meritor WABCO joint venture in North America

•	Raises sales guidance for full-year 2017 to now range from $3,250 million to $3,300 million versus previous guidance from $3,025 million to $3,100 million; sales growth to now range from 13.5 to 15.5 percent in local currencies versus previous guidance from 8 to 11 percent

•	Raises reported diluted EPS guidance for full-year 2017 to now range from $5.95 to $6.10 versus previous guidance from $5.74 to $6.04, excluding a one-time pre-tax gain from the Meritor WABCO transaction of approximately $240 million, subject to purchase accounting finalization; and performance full-year 2017 diluted EPS to now range from $6.55 to $6.70 versus previous guidance from $6.05 to $6.35

BRUSSELS, Belgium, October 19, 2017 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q3 2017 results.

U.S. Dollars in millions except EPS or otherwise indicated	Q3 2017	Q3 2016*
Sales	$827.8	$675.4
Sales change – in U.S. Dollars year on year	Up 22.6%	—
Sales change – in local currencies year on year	Up 18.6%	—
Operating Income – Reported	$93.2	$87.8
Operating Income – Performance	$120.0	$95.0
Operating Margin – Reported	11.3%	13.0%
Operating Margin – Performance	14.5%	14.1%
Net Income Attributable to the Company – Reported	$69.8	$98.1
Net Income Attributable to the Company – Performance	$92.0	$85.6
Diluted EPS – Reported	$1.30 **	$1.76
Diluted EPS – Performance	$1.71	$1.54

*	Revised in accordance with Accounting Standards Update (ASU) 2017-07
**	Primarily impacted by an indemnification liability associated with a pre-spin-off non-WABCO related matter and by a Q3 2016 exceptional tax benefit

“In Q3 2017, WABCO set a quarterly record for sales – both reported sales and in local currencies – as we capitalized on solid year-on-year growth in the commercial vehicle market and once again demonstrated strong outperformance of global truck and bus production,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “We delivered record quarterly earnings per share on a performance basis, up 11 percent versus a year ago.”

“We continued to expand our platform for growth globally by completing two strategic acquisitions, keeping WABCO at the vanguard of technology innovation to serve vehicle manufacturers and fleet operators,” said Esculier. “We acquired R.H. Sheppard as a key step toward providing active steering capabilities to complement WABCO’s industry-leading technologies and we bought full ownership of the Meritor WABCO joint venture in North America, unifying our businesses in that region and unlocking further value for customers.”

“During Q3 2017, we continued to sustain further adoption of WABCO’s safety and efficiency technologies globally,” said Esculier. “In particular, in North America, we further augmented WABCO content per vehicle through increased sales of automated manual transmission solutions and electronic stability control systems.”

In Q3 2017, WABCO’s Operating System, the company’s globally standardized management environment, delivered $20.6 million of materials and conversion productivity. It generated gross materials productivity of 5.2 percent, another robust quarterly result.

“Also in Q3 2017, we remained relentless about cost efficiency across WABCO’s global value chain, reaching conversion productivity of 8.1 percent in our factories,” said Esculier.

WABCO continued in Q3 2017 to strongly convert income into cash, resulting in net cash from operating activities of $84.1 million.

WABCO Share Buyback Program

Since June 2011, WABCO has repurchased 19,328,912 shares for $1,591.0 million in open market transactions as of September 30, 2017. As previously disclosed, due to WABCO’s two strategic acquisitions in North America during Q3 2017, no shares were bought back in this quarter, and the company is keeping its share buyback program on hold to strengthen its cash position. WABCO is further authorized to repurchase up to $480.0 million of additional shares through December 31, 2018, as previously reported.

Recent WABCO Highlights

On October 3, 2017, WABCO announced that it has completed its previously disclosed transaction to purchase Meritor, Inc.’s (NYSE: MTOR) stake in the Meritor WABCO joint venture, which is based in Troy, Michigan. Taking full ownership of the enterprise demonstrates WABCO’s commitment to consolidate its operations in North America and unify its businesses under one team and brand, unlocking further value for customers and offering seamless access to the full spectrum of WABCO’s industry-leading safety and efficiency technologies. With the completion of this acquisition, WABCO further strengthens its connectivity to commercial vehicle manufacturers and fleet operators through more simplified and direct channels.

On September 19, 2017, WABCO announced that it has completed its previously disclosed acquisition of U.S.-based R.H. Sheppard Co., Inc., a key supplier of industry-leading steering technologies for commercial vehicles. Sheppard offers a suite of power-steering gears that has set the industry standard for heavy-duty commercial and specialty vehicles. Full dynamic control of commercial vehicles – lateral and longitudinal – is necessary to progressively achieve the industry’s vision of autonomous driving. The acquisition of Sheppard is a key step toward providing lateral control through active steering, which is a cornerstone that complements WABCO’s ability to control longitudinal movement through active braking, stability and suspension control systems.

WABCO reported in Q3 2017 that it has signed a long-term cooperation agreement with Nexteer Automotive, a global leader in intuitive motion control, based in Auburn Hills, Michigan. WABCO and Nexteer will develop and supply active steering systems for commercial vehicles using Nexteer MagnaSteer™ Actuation technology, a breakthrough in advanced steering assistance. WABCO and Nexteer will integrate MagnaSteer technology with Sheppard’s suite of power steering gears. Through an existing exclusivity agreement between Nexteer and Sheppard, WABCO can offer a compact, cost-effective, breakthrough technological solution that enables active steering control for commercial vehicle makers in North America. WABCO also has access to this technology for all medium- and heavy-duty commercial truck markets outside North America. Furthermore, this access is on an exclusive basis, except in China.

Recently, WABCO INDIA, along with Tata Motors Limited, launched electronic stability control (ESCsmart™) for trucks and buses. Tata Motors becomes the first original equipment manufacturer in India to deploy ESCsmart, adopting it for their Prima range and helping to prevent accidents by increasing vehicle stability and safety. ESCsmart functionality builds on the platforms of WABCO’s industry-leading anti-lock and electronic braking systems. It is an active safety system that helps to reduce the likelihood of accidents particularly associated with rollover, skidding and jackknifing. ESCsmart also helps vehicle makers to eliminate physically testing all variants of vehicles during homologation, saving time and labor.

In Q3 2017, WABCO and G7, an award-winning technology leader in China’s fleet logistic industry, announced the launch of Smart Trailer FMS, a jointly developed breakthrough trailer fleet management solution (FMS) connected with WABCO’s Intelligent Trailer Program. Smart Trailer FMS is the first of its kind for the Chinese commercial vehicle market. Combining WABCO’s advanced commercial vehicle control technologies and G7’s industry-leading technologies such as telematics, artificial intelligence as well as advanced algorithm, Smart Trailer FMS enhances fleet safety, efficiency and asset management.

WABCO announced in Q3 2017 that it has entered into a new long-term agreement with a major global manufacturer of trucks and buses, headquartered in Europe, to supply the customer’s vehicle brands with its breakthrough modular braking system platform (mBSP™). This major contract represents WABCO’s single largest order ever for supply of mBSP technology. Introduced in 2014 as an industry-first technological breakthrough, WABCO’s mBSP enables vehicle makers to flexibly equip their global truck and bus platforms with either anti-lock braking (ABS) or electronic braking systems (EBS) anywhere in the world. WABCO now counts four global original equipment manufacturers as customers for its industry-leading mBSP technology.

In Q3 2017, WABCO introduced OnLaneASSIST™ a pioneering safety technology for heavy- and medium-duty trucks and buses. It is the first application of active steering technology in WABCO’s industry-leading portfolio of advanced driver assistance systems. OnLaneASSIST helps to improve vehicle safety and driver comfort by avoiding collisions related to unintentional lane departures. It is also WABCO’s first advanced driver assistance system based on Sheppard’s U.S. market-leading steering technology integrated with Nexteer’s steering automation technology. In addition, WABCO introduced OnGuardPLATOON™, which helps to safely link two or more tractor-trailers within a reduced vehicle following distance. By forming virtual road-trains on highways, vehicles can increase fuel savings up to four percent due to improved aerodynamics.

WABCO Raises Full-Year 2017 Guidance

Considering the latest developments in market dynamics, our tax environment, foreign exchange movements, and contributions from acquisitions, WABCO raises its previously disclosed guidance for full-year 2017, which excludes a one-time pre-tax gain from the Meritor WABCO transaction of approximately $240 million, subject to purchase accounting finalization.

Full-Year 2017 Guidance

	Prior	Updated
Sales – in millions	$3,025 - $3,100	$3,250 - $3,300
Sales growth – in local currencies	8% - 11%	13.5% - 15.5%
Operating Margin – Reported*	13.3% - 13.7%	13.1% - 13.3%
Operating Margin – Performance*	14.3% - 14.7%	14.6% - 14.8%
Diluted EPS – Reported	$5.74 - $6.04	$5.95 - $6.10**
Diluted EPS – Performance	$6.05 - $6.35	$6.55 - $6.70

*	Revised in accordance with ASU 2017-07
**	Excludes a one-time pre-tax gain from the Meritor WABCO transaction of approximately $240 million, subject to purchase accounting finalization

“We are committed to continuing WABCO’s market outperformance and transforming top-line growth into healthy bottom-line results,” said Esculier.

WABCO Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Alexander De Bock, Interim Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q3 2017 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from Noon Eastern Time on October 19 until Noon Eastern Time on October 26, 2017. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 89018631.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough innovations for advanced driver assistance, braking, stability control, suspension, transmission automation and aerodynamics. Partnering with the transportation industry as it maps a route toward autonomous driving, WABCO also uniquely connects trucks, trailers, cargo, drivers, business partners and fleet operators through advanced fleet management systems and mobile solutions. For five consecutive years, Institutional Investor named WABCO among the “Top 3” in its sector for “Best CEO.” WABCO reported sales of $2.8 billion in 2016. Headquartered in Brussels, Belgium, WABCO has 13,000 employees in 40 countries. WABCO’s 2016 Annual Report is available at www.ar.wabco-auto.com. For more information, visit www.wabco-auto.com.

WABCO Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, our ability to mitigate any tax risks, including, but not limited to those risks associated with changes in legislation, tax audits and the loss of the benefits associated with our tax rulings and incentives in certain jurisdictions, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q3 2017 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which are adjusted to exclude the effects of foreign exchange, as well as EBIT, are non-GAAP financial measures and are denoted by the word “adjusted” in the line item. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income attributable to the company, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that management believes may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended September 30, 2017 Data Supplement Sheet

•	Nine Months Ended September 30, 2017 Data Supplement Sheet

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2017 Guidance

WABCO media, investors and analysts contact

Sean Deason, +1 248 270 9287, investorrelations@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine months Ended September 30,
(Amounts in millions, except share and per share data)	2017	2016	2017	2016
Sales	$827.8	$675.4	$2,370.1	$2,096.3
Cost of sales	578.2	461.4	1,632.9	1,436.4

Gross profit	249.6	214.0	737.2	659.9
Operating expenses:
Selling and administrative expenses	107.5	89.6	298.6	268.7
Research, development and engineering expenses	35.9	35.0	113.8	102.5
Other operating expense, net	13.0	1.6	14.7	4.4

Operating income	93.2	87.8	310.1	284.3
Equity income of unconsolidated joint ventures, net	8.1	6.4	23.2	18.9
Other non-operating expense, net	(8.9)	(7.2)	(27.8)	(19.6)
Interest expense, net	(3.7)	(3.1)	(11.6)	(9.1)

Income before income taxes	88.7	83.9	293.9	274.5
Income tax expense/(profit)	14.4	(16.4)	43.7	105.1

Net income including noncontrolling interests	74.3	100.3	250.2	169.4
Less: Net income attributable to noncontrolling interests	4.5	2.2	12.4	9.5

Net income attributable to Company	$69.8	$98.1	$237.8	$159.9
Net income per common share:
Basic	$1.30	$1.77	$4.41	$2.86
Diluted	$1.30	$1.76	$4.39	$2.84
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding:
Basic	53,640,105	55,398,475	53,966,090	55,983,768
Diluted	53,866,533	55,644,614	54,187,499	56,230,031

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$853.2	$862.5
Short-term investments	177.0	—
Accounts receivable, less allowance for doubtful accounts: $9.6 in 2017; $6.5 in 2016	673.4	493.7
Inventories:
Finished products	124.7	102.9
Products in process	29.8	14.2
Raw materials	143.5	106.5
VAT receivable	34.2	65.1
Guaranteed notes receivable	47.4	53.6
Investments in repurchase agreements	88.4	128.7
Other current assets	56.1	46.8

Total Current Assets	2,227.7	1,874.0
Property, plant and equipment, less accumulated depreciation	484.5	408.6
Goodwill	503.5	399.2
Deferred tax assets	210.1	208.8
Investments in unconsolidated joint ventures	25.0	20.8
Intangible assets, net	81.8	78.9
Other Assets	85.8	65.7

Total Assets	$3,618.4	$3,056.0

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$137.8	$0.2
Accounts payable	218.5	171.9
Accrued payroll	132.3	101.8
Current portion of warranties	30.6	32.2
VAT payable	16.9	40.1
Accrued expenses	78.9	69.4
Promotion and customer incentives	23.9	31.9
Other accrued liabilities	103.4	83.4

Total Current Liabilities	742.3	530.9
Long-term debt	1,016.0	958.9
Pension and post-retirement benefits	667.0	590.6
Deferred tax liabilities	91.7	138.8
Other liabilities	75.2	69.5

Total Liabilities	2,592.2	2,288.7
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,850,909 in 2017; 78,701,273 in 2016; and shares outstanding: 53,646,821 in 2017; 54,491,918 in 2016	0.8	0.8
Capital surplus	875.0	861.2
Treasury stock, at cost: 25,204,088 shares in 2017; 24,209,355 shares in 2016	(1,861.4)	(1,744.4)
Retained earnings	2,394.9	2,161.1
Accumulated other comprehensive loss	(457.8)	(577.3)

Total shareholders’ equity	951.5	701.4
Noncontrolling interests	74.7	65.9

Total Equity	1,026.2	767.3

Total Liabilities and Equity	$3,618.4	$3,056.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Nine months Ended
	September 30,		September 30,
(Amounts in millions)	2017	2016	2017	2016
Operating Activities
Net income including noncontrolling interest	74.3	100.3	250.2	169.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21.1	19.6	60.7	54.9
Amortization of intangibles	5.2	6.1	15.3	17.1
Equity in earnings of unconsolidated joint ventures, net of dividends received	0.6	1.4	0.5	5.1
Non-cash stock compensation	3.4	2.8	13.1	10.6
Non-cash interest expense and debt issuance cost amortization	5.7	3.8	16.5	11.6
Deferred income tax (benefit)/expense	(7.6)	(2.1)	(17.1)	73.4
Pension and post-retirement benefit expense	14.1	11.1	43.4	31.8
Gain on sale or disposal of property, plant and equipment	(0.1)	—	(0.1)	(0.3)
Gain on sale of investments	—	(0.1)	—	(0.1)
Changes in assets and liabilities:
Accounts receivable, net	(33.7)	—	(117.9)	(49.7)
Inventories, net	(24.5)	(15.6)	(30.2)	(28.3)
Accounts payable	16.4	(1.3)	26.3	24.1
Other accrued liabilities and taxes	(9.5)	46.5	(25.4)	77.5
Other current and long-term assets	10.3	(74.4)	9.7	(61.1)
Other long-term liabilities	14.0	(12.7)	(1.7)	(31.7)
Pension and post-retirement benefit payments	(5.6)	(4.8)	(16.7)	(15.7)

Net cash provided by operating activities:	$84.1	$80.6	$226.6	$288.6

Investing Activities
Purchases of property, plant and equipment	(21.5)	(20.7)	(57.1)	(67.6)
Investments in capitalized software	(1.6)	(2.5)	(4.6)	(7.5)
Purchases of short-term investments and repurchase agreements	(120.8)	—	(402.8)	(268.1)
Sales and maturities of short-term investments and repurchase agreements	81.4	44.3	286.2	266.5
Cost of preferred stock investment	—	(0.9)	—	(0.9)
Acquisition of businesses, net	(141.7)	(0.1)	(141.7)	(93.0)

Net cash (used)/provided by investing activities:	$(204.2)	$20.1	$(320.0)	$(170.6)

Financing Activities
Borrowings of long-term debt and revolving credit facilities	—	78.0	25.3	261.0
Repayments of long-term debt and revolving credit facilities	—	—	(25.0)	—
Net borrowings of short-term debt	137.4	(0.5)	137.4	(3.4)
Taxes withheld and paid on employee stock award vestings	(0.6)	(0.1)	(4.8)	(6.0)
Purchases of treasury stock	—	(71.9)	(120.0)	(187.5)
Dividends to noncontrolling interest holders	(2.3)	(1.2)	(5.8)	(3.3)
Proceeds from exercise of stock options	0.7	0.5	4.5	3.2

Net cash provided by financing activities:	$135.2	$4.8	$11.6	$64.0

Effect of exchange rate changes on cash and cash equivalents	17.4	5.4	72.5	12.9
Net increase/(decrease) in cash and cash equivalents	32.5	110.9	(9.3)	194.9
Cash and Equivalents at Beginning of Period	820.7	599.2	862.5	515.2

Cash and Equivalents at End of Period	$853.2	$710.1	$853.2	$710.1

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three Months Ended September 30, 2017 Data Supplement Sheet (Unaudited)

	Three Months Ended September 30,
(Amounts in millions, except per share data)	2017	% of Sales/ Adj Sales	2016	% of Sales/ Adj Sales	Chg vs. 2016	% Chg vs. 2016
Sales
Reported	$827.8		$675.4		$152.4	22.6%
Foreign exchange translational effects	(26.9)		—		(26.9)

Adjusted Sales	$800.9		$675.4		$125.5	18.6%

Gross Profit
Reported	$249.6	30.2%	$214.0	31.7%	$35.6	16.6%
Streamlining costs	6.5		1.1		5.4

Performance Gross Profit	$256.1	30.9%	$215.1	31.8%	$41.0	19.1%
Foreign exchange translational effects	(9.7)		—		(9.7)

Adjusted Gross Profit	$246.4	30.8%	$215.1	31.8%	$31.3	14.6%

Operating Expenses
Reported	$156.4	18.9%	$126.2	18.7%	$30.2	23.9%
Streamlining costs	(0.6)		(2.3)		1.7
Separation costs	(12.2)		(0.3)		(11.9)
Acquisition related costs	(7.5)		(3.5)		(4.0)

Performance Operating Expenses	$136.1	16.4%	$120.1	17.8%	$16.0	13.3%
Foreign exchange translational effects	(5.3)		—		(5.3)

Adjusted Operating Expenses	$130.8	16.3%	$120.1	17.8%	$10.7	8.9%

Operating Income
Reported	$93.2	11.3%	$87.8	13.0%	$5.4	6.2%
Streamlining costs	7.1		3.4		3.7
Separation costs	12.2		0.3		11.9
Acquisition related costs	7.5		3.5		4.0

Performance Operating Income	$120.0	14.5%	$95.0	14.1%	$25.0	26.3%
Foreign exchange translational effects	(4.4)		—		(4.4)

Adjusted Operating Income	$115.6	14.4%	$95.0	14.1%	$20.6	21.7%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$69.8		$98.1		$(28.3)	-28.8%
Income tax expense/(benefit)	14.4		(16.4)		30.8
Interest expense, net	3.7		3.1		0.6

EBIT	$87.9	10.6%	$84.8	12.6%	$3.1	3.7%
Streamlining costs	7.1		3.4		3.7
Separation costs	13.0		1.2		11.8
Acquisition related costs	7.5		3.5		4.0

Performance EBIT (Earnings Before Interest and Taxes)	$115.5	14.0%	$92.9	13.8%	$22.6	24.3%
Pre-Tax Income
Reported Net Income Attributable to Company	$69.8		$98.1		$(28.3)
Income tax expense/(benefit)	14.4		(16.4)		30.8

Pre-Tax Income Attributable to Company	$84.2		$81.7		$2.5
Streamlining costs	7.1		3.4		3.7
Separation costs	13.0		1.2		11.8
Acquisition related costs	7.5		3.5		4.0

Performance Pre-Tax Income Attributable to Company	$111.8		$89.8		$22.0
Tax rate on a reported basis	16.2%		-19.5%
Tax rate on a performance basis	17.7%		4.7%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$69.8		$98.1		$(28.3)
Streamlining costs	7.1		3.4		3.7
Separation costs	13.0		1.2		11.8
Acquisition related costs	7.5		3.5		4.0
Tax items (1)	(5.4)		(20.6)		15.2

Performance Net Income Attributable to Company	$92.0		$85.6		$6.4

Net Income Attributable to Company per Diluted Common Share	$1.30		$1.76
Performance Net Income Attributable to Company per Diluted Common Share	$1.71		$1.54
Common Shares Outstanding - Diluted	53.9		55.6

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘16	125.5		125.5
Increase in adjusted income from ‘16	31.3		20.6

Incremental Income as a % of Sales	24.9%		16.4%
Less: YoY Transactional Foreign Exchange (FX) Impact			3.9

Increase in adjusted income from ‘16 excluding transactional FX impact			24.5
Incremental income excluding transactional FX as a % of Sales			19.5%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Nine months Ended September 30, 2017 Data Supplement Sheet (Unaudited)

	Nine months Ended September 30,
(Amounts in millions, except per share data)	2017	% of Sales/ Adj Sales	2016	% of Sales/ Adj Sales	Chg vs. 2016	% Chg vs. 2016
Sales
Reported	$2,370.1		$2,096.3		$273.8	13.1%
Foreign exchange translational effects	3.4		—		3.4

Adjusted Sales	$2,373.5		$2,096.3		$277.2	13.2%

Gross Profit
Reported	$737.2	31.1%	$659.9	31.5%	$77.3	11.7%
Streamlining costs	5.6		5.0		0.6
Separation costs	—		0.9		(0.9)

Performance Gross Profit	$742.8	31.3%	$665.8	31.8%	$77.0	11.6%
Foreign exchange translational effects	2.3		—		2.3

Adjusted Gross Profit	$745.1	31.4%	$665.8	31.8%	$79.3	11.9%

Operating Expenses
Reported	$427.1	18.0%	$375.6	17.9%	$51.5	13.7%
Streamlining costs	(2.8)		(5.5)		2.7
Separation costs	(12.9)		0.2		(13.1)
Acquisition related costs	(16.5)		(10.6)		(5.9)

Performance Operating Expenses	$394.9	16.7%	$359.7	17.2%	$35.2	9.8%
Foreign exchange translational effects	0.2		—		0.2

Adjusted Operating Expenses	$395.1	16.6%	$359.7	17.2%	$35.4	9.8%

Operating Income
Reported	$310.1	13.1%	$284.3	13.6%	$25.8	9.1%
Streamlining costs	8.4		10.5		(2.1)
Separation costs	12.9		0.7		12.2
Acquisition related costs	16.5		10.6		5.9

Performance Operating Income	$347.9	14.7%	$306.1	14.6%	$41.8	13.7%
Foreign exchange translational effects	2.1		—		2.1

Adjusted Operating Income	$350.0	14.7%	$306.1	14.6%	$43.9	14.3%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$237.8		$159.9		$77.9	48.7%
Income tax expense	43.7		105.1		(61.4)
Interest expense, net	11.6		9.1		2.5

EBIT	$293.1	12.4%	$274.1	13.1%	$19.0	6.9%
Streamlining costs	8.4		10.5		(2.1)
Separation costs	15.4		3.3		12.1
Acquisition related costs	16.5		10.6		5.9

Performance EBIT (Earnings Before Interest and Taxes)	$333.4	14.1%	$298.5	14.2%	$34.9	11.7%
Pre-Tax Income
Reported Net Income Attributable to Company	$237.8		$159.9		$77.9
Income tax expense	43.7		105.1		(61.4)

Pre-Tax Income Attributable to Company	$281.5		$265.0		$16.5
Streamlining costs	8.4		10.5		(2.1)
Separation costs	15.4		3.3		12.1
Acquisition related costs	16.5		10.6		5.9

Performance Pre-Tax Income	$321.8		$289.4		$32.4
Tax rate on a reported basis	14.9%		38.3%
Tax rate on a performance basis	18.0%		15.8%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$237.8		$159.9		$77.9
Streamlining cost	8.4		10.5		(2.1)
Separation costs	15.4		3.3		12.1
Acquisition related costs	16.5		10.6		5.9
Tax items (1)	(14.2)		59.3		(73.5)

Performance Net Income Attributable to Company	$263.9		$243.6		$20.3

Net Income Attributable to Company per Diluted Common Share	$4.39		$2.84
Performance Net Income Attributable to Company per Diluted Common Share	$4.87		$4.33
Common Shares Outstanding - Diluted	54.2		56.2

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘16	277.2		277.2
Increase in adjusted income from ‘16	79.3		43.9

Incremental Income as a % of Sales	28.6%		15.8%
Less: YoY Transactional Foreign Exchange (FX) Impact			6.7

Increase in adjusted income from ‘16 excluding transactional FX impact			50.6
Incremental income excluding transactional FX as a % of Sales			18.3%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2017 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2017 Guidance
Sales
Reported Sales	$3,250.0 - $3,300.0
(1 Euro = 1.13 USD)
Operating Income
Reported Operating Income Margin	13.1% - 13.3%
Streamlining cost, impact to margin	0.4%
Separation costs, impact to margin	0.4%
Acquisition related items, impact to margin	0.7%

Performance Operating Income Margin	14.6% - 14.8%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$321.9 - $330.0
Streamlining cost	13.0
Separation costs	14.0
Acquisition related items	23.0
Tax items (1)	(17.5)

Performance Net Income Attributable to Company	$354.4 - $362.5

Reported Net Income Attributable to Company per Diluted Common Share (2)	$5.95 - $6.10
Performance Net Income Attributable to Company per Diluted Common Share	$6.55 - $6.70
Diluted common shares outstanding	~ 54

(1)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.
(2)	Excludes a one-time pre-tax gain from the buy-out of the Meritor WABCO joint venture of approximately $240 million, subject to finalization of purchase accounting

Note: The presentation of performance operating income margin, performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.